Exhibit 99.1

Utilimaster Holdings, Inc.

and Subsidiaries

Financial Report

12.31.2008

McGladrey & Pullen

Certified Public Accountants

McGladrey & Pullen, LLP is a member firm of RSM International

-- an affiliation of separate and independent legal entities.

Contents
Independent Auditor's Report	1

Financial Statements

Consolidated balance sheets	2
Consolidated statements of income	3
Consolidated statements of shareholders' equity	4
Consolidated statements of cash flows	5
Notes to financial statements	6-17

i

McGladrey&Pullen

Certified Public Accountants

Independent Auditor's Report

To the Board of Directors

Utilimaster Holdings, Inc.

Wakarusa, Indiana

We have audited the accompanying consolidated balance sheets of Utilimaster Holdings, Inc. and Subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of income, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Utilimaster Holdings, Inc. and Subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Elkhart, Indiana

February 27, 2009

Utilimaster Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31, 2008 and 2007

(Dollars in thousands)

		2008	2007

ASSETS
CURRENT ASSETS: Cash and cash equivalents	$		$17
Accounts receivable, net of allowance for doubtful accounts of $61 in 2008 and $64 in 2007 (Note 10)		18,286	12,449
Inventories (Note 2)		14,909	16,852
Prepaid expenses and other assets		2,008	1,472
Deferred income taxes (Note 7)		1,486	1,598
Total current assets		36,689	32,388
PROPERTY AND EQUIPMENT, net (Note 3)		16,780	16,242
GOODWILL		4,440	4,440
DEFERRED FINANCING COSTS, net		302	384
TOTAL ASSETS		$58,211	$53,454
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt (Note 5)		$796	$2,873
Accounts payable		8,858	14,987
Accrued expenses and other liabilities (Note 4)		5,256	8,879
Total current liabilities		14,910	26,739
LONG-TERM DEBT (Note 5)		19,239	5,343
OTHER LONG-TERM LIABILITIES (Note 4)		66	344
DEFERRED INCOME TAXES (Note 7)		5,198	4,758
COMMITMENTS AND CONTINGENCIES (Note 8)
SHAREHOLDERS' EQUITY (Note 6):
Preferred stock
Common stock, par value $.001; authorized 10,000,000 shares, issued 6,912,331 shares in 2008 and 6,542,331 shares in 2007		7	7
Additional paid-in capital		26,031	25,948
Accumulated deficit		(4,462)	(9,685)
Treasury stock		(2,778)	-
Total shareholders' equity		18,798	16,270
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY		$58,211	$53,454

See Notes to Financial Statements.

Utilimaster Holdings, Inc. and Subsidiaries

Consolidated Statements of Income

Years Ended December 31, 2008 and 2007

(Dollars in thousands)

	2008	2007

Net sales (Note 10)	$185,528	$195,655
Cost of goods sold	161,091	168,340
Gross profit	24,437	27,315
Selling, general and administrative expenses	15,247	15,446
Income from operations	9,190	11,869
Other expense (income):
Interest expense	1,171	2,089
Interest income	(1)	(5)
Other, net	9	(96)
	1,179	1,988
Income before income taxes	8,011	9,881
Provision for income taxes (Note 7)	2,788	3,464
Net income	$5,223	$6,417

See Notes to Financial Statements.

Utilimaster Holdings, Inc. and Subsidiaries

Consolidated Statements of Shareholders' Equity

Years Ended December 31, 2008 and 2007

(Dollars in thousands)

	Preferred Stock							Stock	Paid-In	Accumulated Deficit	Treasury Stock
	Series A		Series B		Series C		Common
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital		Shares	Amount
Balance, December 31, 2006	31,662		$4,000		$3,307		$6,206,331	$6	$25,949	$(16,102)	$	$
Series C preferred stock forfeited					(685)
Restricted common stock grant issued							470,000	1	(1)
Restricted common stock forfeited							(134,000)			-
Net income										6,417
Balance, December 31, 2007	31,662		$4,000		$2,622		$6,542,331	7	25,948	$(9,685)		$
Series C preferred stock forfeited					(138)
Restricted common stock grant issued							433,500
Restricted common stock forfeited							(63,500)
Treasury stock purchased											(1,384,159)		$(2,778)
Compensation related to restricted common stock plan									83
Net income										5,223
Balance, December 31, 2008	31,662		$4,000		$2,484		$6,912,331	$7	$26,031	$(4,462)	(1,384,159)		$(2,778)

See Notes to Financial Statements.

Utilimaster Holdings, Inc. and Subsidiaries

Consolidated Statements of  Cash Flows

Years Ended December 31, 2008 and 2007

(Dollars in thousands)

		2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income		$5,223	$6,417
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation		1,874	1,530
Amortization of deferred financing costs		120	114
Deferred income taxes		552	(125)
Other		118	(98)
Changes in operating assets and liabilities:
Accounts receivable		(5,837)	3,707
Inventories		1,943	532
Prepaid expenses and other assets		(536)	(57)
Accounts payable		(6,450)	2,498
Accrued expenses and other liabilities		(3,901)	1,590
Net cash provided by (used in) operating activities		(6,894)	16,108
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures		(2,076)	(1,558)
Proceeds from sale of property and equipment			898
Net cash used in investing activities		(2,076)	(660)
CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings (payments) on revolving loan facilities		15,294	(10,529)
Principal payments on term notes A and B		(3,345)	(4,726)
Treasury stock purchased		(2,778)	-
Principal payments on capital lease obligations		(180)	(175)
Deferred financing costs		(38)	(11)
Net cash provided by (used in) financing activities		8,953	(15,441)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS		(17)	7
CASH AND CASH EQUIVALENTS—Beginning of year		17	10
CASH AND CASH EQUIVALENTS—End of year	$		$17
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Income taxes paid, net		$2,051	$3,653
Interest paid		$1,084	$2,000
Equipment financed through capital leases		$50	$117

See Notes to Financial Statements.

Utilimaster Holdings, Inc. and Subsidiaries

Notes To Financial Statements

(Dollars in thousands, except for share amounts)

Note 1.                        Nature of Business and Significant Accounting Policies

Nature of business:

Utilimaster Holdings, Inc. and Subsidiaries (the "Company") is an assembler of walk-in vans, parcel delivery vans (collectively hereafter, "van" or "vans") and truck bodies located in Wakarusa, Indiana. These vehicles are principally sold in the package delivery, one-way truck rental, bakery/snack delivery and linen/uniform rental markets in North America.

Significant accounting policies:

Principles of Consolidation—The consolidated financial statements include the accounts of Utilimaster Holdings, Inc. and its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents—The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. Cash equivalents consist primarily of overnight investments in commercial paper.

Accounts Receivable—Trade receivables are carried at original invoice or stated amount less an estimate made for doubtful receivables based on a periodic review of all outstanding amounts. Management determines the allowance for doubtful accounts by evaluating individual customer receivables and considering a customer's financial condition, credit history, and current economic conditions. Receivables are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded when received. Receivables are considered past due when outstanding past stated terms.

Inventories—Inventories are carried at the lower of cost or market, using the first-in, first-out ("FIFO") method.

Property and Equipment—Property and equipment is recorded at cost. The cost of property under capital lease represents the present value of the future minimum lease payments at the inception of the lease. Depreciation is determined on the straight-line basis over the estimated useful lives of the assets, ranging from three to thirty years. Accelerated methods are used for income tax purposes. Amortization of equipment under capital lease is included in depreciation of owned assets.

Software and Development Costs—The Company capitalizes purchased software ready for use and certain other costs in the development of internal-use software. Such costs are amortized using the straight-line method over three years. Training costs, costs to reengineer business processes, and software post-implementation costs are expensed as incurred.

Utilimaster Holdings, Inc. and Subsidiaries

Notes To Financial Statements

(Dollars in thousands, except for share amounts)

Goodwill—Goodwill represents the excess of the purchase price and related direct costs over the fair value assigned to net tangible and identified intangible assets of businesses acquired and accounted for under the purchase method. In accordance with the accounting guidance, goodwill is not amortized, but is subject to an annual impairment test every December 31. There was no change in the carrying amount of goodwill in 2008 and 2007.

Deferred Financing Costs—The Company amortizes deferred financing costs on a straight-line basis over the initial five-year term of the related debt. Amounts presented are net of accumulated amortization of $247 and $127 as of December 31, 2008 and 2007, respectively.

Impairment of Long-Lived Assets—The Company accounts for impairment of long-lived assets in accordance with Statement of Financial Accounting Standard ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". The Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Product Warranty—Product warranty costs are charged to operations as revenues are recorded, based upon both the historical and estimated projected warranty costs per unit sold.

Reclassifications—Certain reclassifications have been made to the 2007 financial statements, with no effect on net income, to conform with the classifications adopted in 2008.

Revenue Recognition—Sales contracts and purchase orders from customers specify delivery terms. Typically, the customer arranges for pickup from the Company's manufacturing plant or the Company is required to provide delivery.

When the customer is responsible for arranging delivery, certain customers frequently require the Company to hold completed vehicles for periods of time that range from weeks to several months. Once final assembly and quality inspections are finished on these vehicles, the Company has completed its obligations under the terms of the sales contract or purchase order. At this point, the invoice and vehicle title are mailed to the customer, who bears risk of loss from this point forward. The Company recognizes the sale at the time of the mailing and the corresponding vehicle is removed from inventory.

The Company also enters into stocking arrangements with certain customers, whereby the vehicles are stored pending the customer's assignment of a destination and request to the Company to arrange delivery. The Company recognizes the sale under such an arrangement once the unit is completed. When the Company must arrange delivery without a stocking agreement, the Company recognizes the sale of the completed unit upon the pickup of the unit by a third party transportation company.

Deferred revenue consists primarily of payments received in advance of revenue being earned.

Research and Development Expenses—Research and development expenses included in selling, general and administrative expense were approximately $2,145 and $1,723 for the years ended December 31, 2008 and 2007, respectively.

Utilimaster Holdings, Inc. and Subsidiaries

Notes To Financial Statements

(Dollars in thousands, except for share amounts)

Stock-Based Compensation—The Company accounts for restricted stock grants under the provisions of SFAS No. 123(R), "Share Based Payment". The fair value of any restricted stock grant is based on the fair value of the granted shares on the date of grant and is recognized as compensation expense over the vesting period.

Income Taxes—Deferred income taxes are recorded based upon the differences between the financial statement and the tax bases of assets and liabilities. Future tax benefits are recognized to the extent that realization of those benefits is considered to be more likely than not. A valuation allowance is established for deferred tax assets for which realization is not assured.

Contingent Liabilities—Reserves are established for estimated environmental and legal loss contingencies when a loss is probable and the amount of the loss can be reasonably estimated. Revisions to contingent liabilities are reflected in income in the period in which different facts or information become known or circumstances change that affect the previous assumptions with respect to the likelihood or amount of loss. Reserves for contingent liabilities are based upon the assumptions and estimates regarding the probable outcome of the matter. Should the outcome differ from the assumptions and estimates, revisions to the estimated reserves for contingent liabilities would be required.

Derivative Instruments and Hedging Activities—The Company's usage of derivatives is restricted to purchase commitments whereby the Company must accept delivery of the contracted material. The Company enters into aluminum purchase commitments to cover planned production for certain portions of the upcoming annual period as well as natural gas purchase commitments from time to time to lock in utility costs. Such commitments fall within the scope of normal purchases, as defined by SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities'; and therefore are not subject to its fair value accounting requirements.

Accounting Pronouncements Adopted in 2008—The Financial Accounting Standards Board ("FASB") issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities", in February 2007 to permit all entities to measure many financial instruments and certain other items at fair value. Business entities would report unrealized gains or losses in earnings at each reporting date subsequent to the election of the fair value option. The statement is effective for fiscal years beginning after November 15, 2007 (January 1, 2008 for the Company). The Company has determined that it will not elect the fair value option under SFAS No. 159 for any of its financial assets and liabilities for which SFAS No. 159 allowed such an election to be made.

Utilimaster Holdings, Inc. and Subsidiaries

Notes To Financial Statements

(Dollars in thousands, except for share amounts)

Recent Accounting Pronouncements to be Adopted—In July 2006, the FASB issued FASB Interpretation ("FIN") No. 48, "Accounting for Uncertainty in Income Taxes", to clarify the accounting for uncertainty in income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". FIN No. 48 provides guidance for the measurement and financial statement recognition of a tax position expected to be taken on the Company's income tax return. The FIN requires that tax positions deemed more likely than not to be lost upon audit, within defined thresholds, should be recorded in the financial statements as a liability. Guidance is provided addressing financial statement classification, interest and penalties, accounting in interim periods, disclosure, and transition accounting issues. If there are changes in net assets as a result of application of FIN No. 48 these will be accounted for as an adjustment to the opening balance of accumulated deficit. In December 2008, the FASB delayed the effective date of FIN No. 48 for certain nonpublic enterprises to annual financial statements for fiscal years beginning after December 15, 2008 (January 1, 2009 for the Company). Until the adoption of FIN No. 48, the Company evaluates its uncertain tax positions and related income tax contingencies under the provisions of SFAS No. 5, "Accounting for Contingencies", which requires the accrual of losses deemed to be probable and that can be reasonably estimated. The Company is currently in the process of determining the impact, if any, of FIN No. 48 on the Company's financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements", to provide a uniform, consistent definition of fair value which is applicable to all other accounting pronouncements that require or permit fair value measurement. SFAS No. 157 establishes a framework for measuring fair value and expands disclosures about fair value measurement. The Company adopted SFAS No. 157 for the fiscal year beginning January 1, 2008, except for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis for which delayed application is permitted until the fiscal year beginning January 1, 2009. The adoption of the first portion of SFAS No. 157 did not have a significant impact on the Company's financial position, results of operations, or cash flows. The Company is currently in the process of determining the impact, if any, of the remaining provisions of SFAS No. 157 on the Company's financial position, results of operations, or cash flows.

In December 2007, the FASB issued SFAS No. 141(R), "Business Combinations". This Statement provides greater consistency in the accounting and financial reporting for business combinations. SFAS No. 141(R) establishes new disclosure requirements and, among other things, requires the acquiring entity in a business combination to record contingent consideration payable, to expense transaction costs, and to recognize all assets acquired and liabilities assumed at acquisition-date fair value. This standard is effective for fiscal years beginning after December 15, 2008 (January 1, 2009 for the Company). SFAS No. 141(R) will have a significant impact on the accounting for future business combinations after the effective date and will impact financial statements both on the acquisition date and subsequent periods.

Issued in March 2008 by the FASB, SFAS No.161, "Disclosures about Derivative Instruments and Hedging Activities", changes the disclosure requirements of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". Under its provisions, financial statements must include enhanced disclosures regarding how and why derivative instruments are used, how derivative instruments and related hedged items are accounted for under SFAS No. 133, and how these items affect the financial position, financial performance and cash flows. SFAS No. 161 further provides that derivative instruments, and their gains and losses, should be reported in a tabular format. SFAS No. 161 is effective for fiscal years and interim periods beginning after December 15, 2008 (January 1, 2009 for the Company). The Company is currently in the process of determining the impact, if any, of SFAS No. 161 on the Company's reporting of operations.

Utilimaster Holdings, Inc. and Subsidiaries

Notes To Financial Statements

(Dollars in thousands, except for share amounts)

Note 2.                        Inventories

Inventories at December 31 consist of the following:

	2008	2007
Raw materials	$11,021	$12,129
Work in process	3,085	4,119
Finished goods	803	604
	$14,909	$16,852

Note 3.                        Property and Equipment

Property and equipment at December 31 consist of the following:

	2008	2007
Land and improvements	$4,582	$4,560
Buildings and improvements	14,369	13,775
Machinery and equipment	17,185	17,280
Software and development costs	4,570	4,001
	40,706	39,616
Less accumulated depreciation	23,926	23,374
	$16,780	$16,242

Note 4.                        Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities at December 31 consist of the following:

	2008	2007
Payroll and other compensation related expenses	$2,382	$3,322
Product warranty	1,365	1,581
Deferred revenue	81	2,467
Other current liabilities	1,494	1,853
	5,322	9,223
Long-term portion of compensation related expenses	66	344
	$5,256	$8,879

Utilimaster Holdings, Inc. and Subsidiaries

Notes To Financial Statements

(Dollars in thousands, except for share amounts)

Note 5.     Credit Agreements

Long-term debt at December 31 consists of the following:

	2008	2007
Revolving credit facility	$15,316	$22
Term loan A, floating rate, due October 1, 2016	4,482	5,182
Capitalized lease obligations	237	367
Term loan B		2,645
	20,035	8,216
Less current maturities	796	2,873
	$19,239	$5,343

In 2006 the Company entered into a loan and security agreement with a bank (the "2006 Agreement") for a $38 million loan facility. The loan facility consists of three tranches: a $25 million revolving loan, a $7 million term loan ("Term loan A"); and a $6 million term loan ("Term loan B"). The 2006 Agreement expires in October 2011, but contains provisions for automatic annual extensions absent the exercise by the Company or the bank of an option to terminate the 2006 Agreement at the end of its original or any renewed term.

Mandatory payments under the 2006 Agreement consist of 120 monthly payments of $58 for Term loan A and 36 monthly payments of $167 for Term loan B. The 2006 Agreement provides for mandatory quarterly payments of Term loan B based on excess cash flow, as defined. In addition, the 2006 Agreement provides for payments of Term loan A from the proceeds of the sale of secured equipment or real property, and proceeds from equity or debt issuances.

As of December 31, 2008, the revolving loan and Term loan A bear an interest rate of bank prime or the London Interbank Offered Rate ("LIBOR") (0.4% at December 31, 2008 for 30 day LIBOR) plus 150 basis points, at the option of the Company. Term loan B bore an interest rate of bank prime or LIBOR plus 200 basis points, at the option of the Company. The interest rate spread charged by the bank under both the LIBOR and bank prime rate options are adjustable quarterly, based upon certain financial ratios achieved by the Company. The approximate weighted average interest rate for all outstanding debt under the 2006 Agreement was 3% as of December 31, 2008.

The 2006 Agreement provides that all payments made on Term loans A and B serve to increase the maximum availability of the revolving loan. Therefore, as of December 31, 2008, the revolving credit facility has a maximum availability of $33,518. Availability under the revolving loan facility is the lower of the maximum permitted under the 2006 Agreement, reduced by the amount of any irrevocable standby letters of credit; and an amount based upon a formula of eligible accounts receivable and inventory. The Company maintains $1,750 of irrevocable standby letters of credit, renewable annually, with the bank for the benefit of certain chassis financing companies under converter pool agreements. Borrowing capacity under the revolving credit facility was $19,400 as of December 31, 2008.

The 2006 Agreement is secured by a first priority interest in substantially all the assets of the Company, including depository accounts, accounts receivable, inventory, real property and equipment.

Utilimaster Holdings, Inc. and Subsidiaries

Notes To Financial Statements

(Dollars in thousands, except for share amounts)

Mandatory aggregate maturities of long-term debt are as follows:

Year ending December 31,
2009	$796
2010	778
2011	16,075
2012	700
2013 and thereafter	1,686
$20,035

Financial Covenants

The provisions of the 2006 Agreement also require that the Company meet certain financial covenants and restrict the annual amount of capital expenditures should excess availability (as defined) on the facility fall below certain levels. The 2006 Agreement also prevents the Company from declaring or paying dividends.

Capital Leases

The Company leases certain office equipment, computer hardware and material handling equipment. Future minimum lease payments required under these leases having initial or remaining noncancelable lease terms in excess of one year amount to: $111 in 2009, $86 in 2010 and $65 in 2011, less the amount representing interest of $25.

Cost and accumulated depreciation of capitalized leased assets included in machinery and equipment are $1,067 and $821, respectively at December 31, 2008 and $1,074 and $706, respectively, at December 31, 2007.

Note 6.                        Shareholders' Equity and Stock-Based Compensation

Preferred Stock

The Preferred Stock consists of Series A, Series B, and Series C and is senior to the Common Stock. The Series A stock has a liquidation value equal to its stated value ($47,219 as of December 31, 2008). Dividends accrue annually at a rate of 10% of its stated value, are cumulative and are to be paid only upon a change in control, as defined by the agreement. Dividends in arrears at December 31, 2008 total $15,557.

Series B Preferred Stock does not pay out dividends, is pari passu with Series A and has a liquidation preference value equal to its stated value of $4,000.

Series C Preferred Stock is pari passu with the Series A and Series B, does not pay out dividends, does not contain any call or put options and is subject to significant restrictions on transferability. It has a stated value of one thousand dollars per share.

Utilimaster Holdings, Inc. and Subsidiaries

Notes To Financial Statements

(Dollars in thousands, except for share amounts)

Treasury Stock

In 2008 the Company acquired 1,383,955 shares of its Common Stock for $2,574 which was recorded as treasury stock. In addition, the Company acquired 204 shares of its Series C Preferred Stock for $204 and recorded it as treasury stock.

As of December 31, 2008 there are 5,528,376 shares of Common Stock and 2,280 shares of Series C Preferred Stock outstanding.

Stock-Based Compensation

In 2007 the Board of Directors of the Company approved the Utilimaster Holdings, Inc. 2007 Restricted Common Stock Plan (the "Common Stock Plan"). The Common Stock Plan is a stock-based compensation arrangement that permits the grant of shares to selected officers, employees, Board members, and consultants for up to 800,000 shares of Common Stock. Vesting is dependent upon the participant's continued service with the Company on each vesting date ("time-based"). The shares vest immediately in the event of a change in control, as defined by the Plan. The remaining shares of restricted Common Stock as of December 31, 2008 vest annually over a five year service period as of their grant anniversary date. The Company recorded $83 and none of compensation expense related to the Common Stock Plan for the years ended December 31, 2008 and 2007, respectively.

The activity in the Common Stock Plan compensation arrangement for the two years ended December 31, 2008 is summarized as follows:

Nonvested shares at December 31, 2006	Common Stock Number of Shares	Weighted-Average Grant Date Fair Value
		$
Granted	470,000
Vested	(222,000)
Forfeited	(134,000)
Nonvested shares at December 31, 2007	114,000
Granted	433,500		1.31
Vested	(41,000)		0.45
Forfeited	(63,500)		1.31
Nonvested shares at December 31, 2008	443,000		$1.05

As of December 31, 2008 there was $412 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Common Stock Plan. The cost is expected to be recognized over a weighted average period of 4.3 years.

Utilimaster Holdings, Inc. and Subsidiaries

Notes To Financial Statements

(Dollars in thousands, except for share amounts)

The Company also maintains a preferred stock-based compensation arrangement, the Utilimaster Holdings, Inc. Restricted Stock Plan (the "Preferred Stock Plan"), for the award of 3,851 shares of Series C Preferred Stock out of 4,279 shares authorized. Under the terms of the Preferred Stock Plan selected officers, employees, Board members, and consultants can be granted stock awards whose vesting is time- based and/or based upon the achievement of certain levels of profitability. The shares vest immediately in the event of a change in control, as defined by the Plan. The remaining shares of Series C Preferred Stock as of December 31, 2008 vest annually over a four year service period as of their grant anniversary date.

The activity in the Preferred Stock Plan compensation arrangement for the two years ended December 31, 2008 is summarized as follows:

Series C Preferred Stock Number of Shares
Nonvested shares at December 31, 2006	1,928
Vested	(640)
Forfeited	(685)
Nonvested shares at December 31, 2007	603
Vested	(230)
Forfeited	(138)
Nonvested shares at December 31, 2008	235

As of the grant date, the Series C Preferred Stock was determined to have no value. The financial statements do not contain any compensation expense related to the Preferred Stock Plan based upon the value.

Note 7.                        Income Taxes

Net deferred tax liability consists of the following components as of December 31, 2008 and 2007:

Current deferred income tax asset:	2008	2007

Compensation related expenses	$648	$515
Accrued warranty	453	580
Inventory adjustments	258	352
Other, net	127	151
	1,486	1,598
Long-term deferred income tax liability:
Property and equipment	(4,861)	(4,605)
Goodwill and intangible assets	(362)	(284)
Compensation related expenses	25	131
	(5,198)	(4,758)
Net deferred tax liability	$(3,712)	$(3,160)

Utilimaster Holdings, Inc. and Subsidiaries

Notes To Financial Statements

(Dollars in thousands, except for share amounts)

Income tax expense consisted of the following components for the years ended December 31, 2008 and 2007:

Current	2008	2007

Federal	$1,688	$2,941
State	548	648
	2,236	3,589

Deferred
Federal	481	(175)
State	71	50
	552	(125)

Federal	2,169	2,766
State	619	698
	$2,788	$3,464

Following is a reconciliation of the Company's effective tax provision to the U.S. federal statutory provision:

	2008	2007
Computed statutory amount at 34%	$2,723	$3,360
Increase (decrease) resulting from:
State income taxes, net of federal tax benefit	409	461
Research and experimentation tax credits	(87)	(139)
Manufacturer's deduction	(107)	(115)
Other	(150)	(103)
	$2,788	$3,464

Note 8.     Commitments and Contingencies

Operating leases

The Company leases certain office and production equipment. Future minimum lease payments required under these leases having initial or remaining noncancelable lease terms in excess of one year are as follows: $104 in 2009, $40 in 2010, $8 in 2011, and $7 in 2012.

Rental expense for the years ended December 31, 2008 and 2007 was $325 and $260, respectively.

Litigation

Various claims and litigation are pending, including claims with respect to product warranties and product liability. Although the outcome to these matters is uncertain, the Company believes any potential settlement would not have a significant impact on the financial position, results of operations or cash flows of the Company.

Utilimaster Holdings, Inc. and Subsidiaries

Notes To Financial Statements

(Dollars in thousands, except for share amounts)

Chassis agreements

The Company assembles van and truck bodies onto original equipment manufacturer ("OEM") chassis. The majority of such OEM chassis is purchased directly by the Company's customers from the OEM and is drop-shipped to the Company's premises. The Company is a consignee of most other chassis under converter pool agreements with the OEMs, as described below. Chassis possessed under converter pool agreements are invoiced to the customer by the OEM or its affiliated financial institution based upon the terms of the converter pool agreements. On an annual basis, the Company purchases and takes title to an immaterial number of chassis that ultimately are recorded as sales and cost of sales. Converter pool chassis obtained from the OEM are based upon estimated future requirements and, to a lesser extent, confirmed orders from customers. Although each manufacturer's agreement has different terms and conditions, the agreements generally provide that the manufacturer will provide a supply of chassis to be maintained at the Company's various production facilities under the conditions that the Company will store such chassis and will not make any additions or modifications to such chassis and will not move, sell or otherwise dispose of such chassis, except under the terms of the agreement.

The manufacturer does not transfer the certificate of origin to the Company and, accordingly, the Company accounts for the chassis in the Company's possession as consigned inventory belonging to the manufacturer. Chassis consigned to the Company by the manufacturers aggregated approximately $4,500 and $8,600 at December 31, 2008 and 2007, respectively. Vans and truck bodies are typically assembled onto the chassis and delivered to customers within 90 days of the receipt of the chassis by the Company.

Under these agreements, if the chassis is not used and delivered to a customer within a range of 90 to 180 days of receipt by the Company, the Company is required to pay a finance or storage charge. Chassis held for which a finance or storage charge was currently being assessed aggregated approximately $2,400 and $2,500 at December 31, 2008 and 2007, respectively. The Company maintains annual irrevocable standby letters of credit totaling $1,750 for the benefit of these chassis financing companies.

Purchase commitments

Noncancelable purchase commitments to various vendors aggregated approximately $3,978 and $3,638 at December 31, 2008 and 2007, respectively.

Product warranties and guarantees

The Company offers standard product warranties covering a three to seven-year period. Such product warranty costs are charged to operations as revenues are recorded, based upon both the historical and estimated projected warranty costs per unit sold. Preexisting warranty costs are charged to cost of goods sold when deemed probable and reasonably estimable based upon anticipated costs for materials, labor and any other associated expenses.

Utilimaster Holdings, Inc. and Subsidiaries

            Notes To Financial Statements

(Dollars in thousands, except for share amounts)

As of December 31, 2008 and 2007, activity in the product warranty liability consisted of the following:

Balance, beginning of year	$1,581	$1,913
Reduction from payments	(1,476)	(1,247)
Accrual for warranties issued	858	459
Change related to preexisting warranties, excluding expirations	402	456
	$1,365	$1,581

Note 9.                        Employee Retirement Plan

The Company sponsors a defined contribution retirement plan (the "Plan") covering substantially all full- time employees. The Plan is funded partly by employee wage deferrals in accordance with Section 401(k) of the Internal Revenue Code. The Company's matching contributions are discretionary. The Company match for 2008 and 2007 was none and $200, respectively, which amount has been charged to expense.

Note 10.          Customer Concentration

Two major end-use customers accounted for approximately 40 percent of the Company's net sales and three major end-use customers accounted for approximately 47 percent of the Company's net sales for the years ended December 31, 2008 and 2007, respectively. Accounts receivable balance attributable to the two major end-use customers represented approximately 28 percent of net accounts receivable as of December 31, 2008 and the three major end-use customers represented approximately 48 percent of net accounts receivable as of December 31, 2007.

Note 11.          Related-Party Transaction

The Company has a management services agreement with John Hancock Life Insurance Company ("JH"), the majority shareholder of the Company. Under the terms of the agreement, JH will provide the Company consulting and advisory services for an annual fee of $250. The agreement terminates upon the sale, redemption, or other cancellation or transfer in full of JH's ownership interest. Payments made under the agreement totaled $250 for each of the years ended December 31, 2008 and 2007.

UTILIMASTER HOLDINGS, INC. AND SUBSIDIARIES

Unaudited Financial Statements

For the nine months ended September 27, 2009

Utilimaster Holdings, Inc. and Subsidiaries

Index

Page No.
Financial Statements (Unaudited)

Condensed Consolidated Balance Sheets	1
Condensed Consolidated Statements of Income	2
Condensed Consolidated Statement of Shareholders’ Equity	3
Condensed Consolidated Statements of Cash Flow	4
Notes to Condensed Consolidated Financial Statements	5-7

Utilimaster Holdings, Inc. and Subsidiaries

Condensed Consolidated Unaudited Balance Sheets

(Dollars in thousands)

	September 27,	December 31,
	2009	2008
Assets

Current assets:
Cash and cash equivalents	$ -	$ -
Accounts receivable, net (Note 8)	8,583	18,286
Inventories (Note 4)	9,903	14,909
Prepaid expenses and other assets	910	2,008
Deferred income taxes	1,486	1,486

Total current assets	20,882	36,689

Property and equipment, less accumulated
depreciation of $23,515 and $23,926, respectively	15,290	16,780
Goodwill	4,440	4,440
Deferred financing costs	182	302

Total assets	$ 40,794	$ 58,211

Liabilities and Shareholders' Equity

Current liabilities:
Current portion of long-term debt (Note 5)	$ 815	$ 796
Accounts payable	6,913	8,858
Accrued expenses and other liabilities	5,410	5,256

Total current liabilities	13,138	14,910

Long-term debt (Note 5)	3,907	19,239
Other long-term liabilities	490	66
Deferred income taxes	4,622	5,198

Commitments and contingencies (Note 6)

Shareholders' Equity (Note 7):
Preferred stock	-	-
Common stock	7	7
Additional paid-in capital	26,104	26,031
Accumulated deficit	(4,545)	(4,462)
Treasury stock	(2,929)	(2,778)

Total shareholders' equity	18,637	18,798

Total liabilities and shareholders' equity	$ 40,794	$ 58,211

See notes to condensed consolidated financial statements.	1

Utilimaster Holdings, Inc. and Subsidiaries

Condensed Consolidated Unaudited Income Statements

(Dollars in thousands)

	For the Nine Months Ended
	September 27,	September 28,
	2009	2008

Net sales (Note 8)	$ 81,314	$ 144,065

Cost of goods sold	70,642	125,221

Gross profit	10,672	18,844

Selling, general and administrative expenses	9,680	11,833

Income from operations	992	7,011

Interest expense, net	596	901

Income before taxes	396	6,110

Income taxes	151	2,383

Net income	$ 245	$ 3,727

See notes to condensed consolidated financial statements.

2

Utilimaster Holdings, Inc. and Subsidiaries

Condensed Consolidated Unaudited Statement of Shareholders’ Equity

(Dollars in thousands)

	Preferred Stock
	Series A		Series B		Series C		Common Stock		Paid-In	Accumulated	Treasury Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Shares	Amount
Balance, December 31, 2008	31,662	$ -	4,000	$ -	2,484	$ -	6,912,331	$ 7	$ 26,031	$ (4,462)	(1,384,159)	$ (2,778)
Adjustment to record liability from uncertain income tax positions	-	-	-	-	-	-	-	-	-	(328)	-	-
Restricted common stock grant issued	-	-	-	-	-	-	207,500	-	-	-	-	-
Treasury stock purchased	-	-	-	-	-	-	-	-	-	-	(14,125)	(151)
Compensation related to restricted common stock plan	-	-	-	-	-	-	-	-	73	-	-	-
Net income	-	-	-	-	-	-	-	-	-	245	-	-
Balance, September 27, 2009	31,662	$ -	4,000	$ -	2,484	$ -	7,119,831	$ 7	$ 26,104	$ (4,545)	(1,398,284)	$ (2,929)

See notes to condensed consolidated financial statements

Utilimaster Holdings, Inc. and Subsidiaries

Condensed Consolidated Unaudited Statements of Cash Flows

(Dollars in thousands)

	For the Nine Months Ended
	September 27,	September 28,
	2009	2008
Cash flows from operating activities:
Net income	$ 245	$ 3,727
Adjustments to reconcile net income to net
cash provided by (used in) operating activities:
Depreciation	1,936	1,390
Amortization of deferred financing costs	165	81
Stock-based compensation expense	73	52
Deferred income taxes	(414)	(163)
Changes in operating assets and liabilities	14,020	(9,794)
Net cash provided by (used in) operating activities	16,025	(4,707)

Cash flows from investing activities:
Additions to property and equipment	(310)	(2,168)

Cash flows from financing activities:
Net borrowings (payments) on revolving loan	(14,897)	11,982
Principal payments on term loans	(525)	(2,150)
Purchase of treasury stock	(151)	(2,778)
Payment of capital lease obligations	(99)	(138)
Deferred financing costs	(43)	(38)
Net cash provided by (used in) financing activities	(15,715)	6,878

Increase in cash and cash equivalents	-	3
Cash and cash equivalents, beginning of period	-	17
Cash and cash equivalents, end of period	$ -	$ 20

Utilimaster Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 1- Basis of Presentation and Use of Estimates

The condensed consolidated financial statements included herein have been prepared by the Company without audit in accordance with generally accepted accounting principles for interim financial information, and therefore do not include all information and footnote disclosures normally included in financial statements. The unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2008.  However, the foregoing statements have been prepared in an interim statement format and contain all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of Company’s management, necessary to present fairly its financial position, results of operations and cash flows for the periods presented.  Subsequent events have been evaluated through February 12, 2010, the date the financial statements were issued.

Certain reclassifications have been made to the 2008 financial statements to conform with the 2009 presentation.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Note 2 – Description of Business

The Company is an assembler of walk-in vans, cutaways (collectively hereafter, “van” or “vans”) and truck bodies that are principally sold in the package delivery, one-way truck rental, bakery, snack delivery and linen/uniform rental markets in North America.  These products are sold and invoiced either directly to the ultimate customer (the “end-use customer”), or more frequently, indirectly via commercial vehicle dealers, leasing companies and other financial institutions.  The Company’s sales efforts are largely directed at the end-use customer, while the Company’s accounts receivable may be from either the end-use customer or a financial intermediary.

Note 3 – Recently Adopted Accounting Pronouncement and Policies

Effective January 1, 2009 the Company adopted the provisions of the FASB relating to the accounting for uncertainty in income taxes.  The guidance provides for the measurement and financial statement recognition of a tax position expected to be taken on the Company’s income tax return.  Tax positions deemed more likely than not to be lost upon audit, within defined thresholds, should be recorded in the financial statements as a liability.

2

Upon adoption on January 1, 2009, the Company’s liability related to uncertain tax positions amounted to $490.  A portion of this liability, $328, was accounted for as an increase to the January 1, 2009 accumulated deficit.  The remaining $162 was reclassified from long-term deferred income taxes to other long-term liabilities.  The Company recognizes interest and penalties accrued related to unrecognized tax benefits in tax expense.  Total interest and penalties included in other long-term liabilities at January 1, 2009 and September 27, 2009 amounted to $211.

Note 4 - Inventories

The Company values its inventories at the lower of cost or market, with cost determined on the first-in, first-out method. Inventories consist of the following (in thousands):

	September 27,	December 31,
	2009	2008
Raw material	$ 6,219	$ 11,021
Work-in-progress	2,931	3,085
Finished goods	753	803
	$ 9,903	$ 14,909

Note 5 – Debt

Effective June 1, 2009, the Company’s financial institution amended (the “Amendment”) the terms of the existing loan and security agreement (the “Agreement”) to eliminate a certain financial covenant, and reduce the total loan facility amount from $38 million to $25 million.  The Amendment also modified the interest rate spread covered by the Agreement: 1.) for the revolver loan portion of the facility an increase of 25 and 150 basis points of the prime and the London Interbank Offered Rate (“LIBOR”) rate options, respectively; and 2.) for the Term A loan portion of the facility an increase of 50 and 200 basis points of the prime and the LIBOR rate options, respectively.

Note 6 - Commitments and Contingencies

Litigation

Various claims and litigation are pending, including claims with respect to product warranties and product liability.  None of these pending matters, individually or in the aggregate, is expected to have a material adverse effect on the Company’s financial position or results of operations.  However, the ultimate resolution of these matters could result in a change in the Company’s estimates of its liabilities or in the Company’s future prospects.

Chassis agreements

The Company assembles van and truck bodies onto original equipment manufacturer (“OEM”) chassis. The majority of such OEM chassis is purchased directly by the Company’s customers from the OEM and drop‑shipped to the Company’s premises.  The Company is a consignee of most other chassis under converter pool agreements with the OEMs, as described below.  Chassis possessed under converter pool agreements are invoiced to the customer by the OEM or its affiliated financial institution based upon the terms of the converter pool agreements.  On an annual basis, the Company purchases and takes title to an immaterial number of chassis that ultimately are recorded as sales and cost of sales.   Converter pool chassis obtained from the OEM are based upon estimated future requirements and, to a lesser extent, confirmed orders from customers.  Although each manufacturer’s agreement has different terms and conditions, the agreements generally provide that the manufacturer will provide a supply of chassis to be maintained at the Company’s production facility under the conditions that the Company will store such chassis, will not make any additions or modifications to such chassis and will not move, sell or otherwise dispose of such chassis, except under the terms of the agreement.

The manufacturer does not transfer the certificate of origin to the Company and, accordingly, the Company accounts for the chassis in the Company’s possession as consigned inventory belonging to the manufacturer.  Chassis

3

consigned to the Company by the manufacturers under converter agreements aggregated approximately $2.3 million at September 27, 2009 and $4.5 million at December 31, 2008.  Vans and truck bodies are typically assembled onto the chassis and delivered to customers within 90 days of the receipt of the chassis by the Company.

Under these agreements, the Company is generally required to pay a finance or storage charge if the chassis is not used and delivered to a customer within 90 to 180 days of receipt by the Company.  Chassis held for which a finance or storage charge was currently being assessed aggregated approximately $1.4 million at September 27, 2009 and $3.0 million at September 28, 2008.

At September 27, 2009 the Company has outstanding a $0.8 million irrevocable standby letter of credit for the benefit of a chassis company.

Note 7 – Shareholders’ Equity

Stock-based compensation

The Company maintains two stock-based compensation plans, the Utilimaster Holdings, Inc. Restricted Stock Plan (“Preferred”) and the Utilimaster Holdings, Inc. 2007 Restricted Common Stock Plan (“Common”).  In accordance with current accounting guidance, the Company recorded the stock compensation under these plans as compensation expense and an increase to additional paid-in capital of $73 for the nine-month period ended September 27, 2009.

Treasury stock

During the nine-month period ended September 27, 2009, the Board of Directors approved the acquisition of approximately 125 shares of the Company’s Series C Preferred Stock for $125 and the acquisition of 14,000 shares of the Company’s Common Stock for $26, both of which were recorded as treasury stock.

Note 8 – Customer Concentration

Three major end-use customers accounted for approximately 47 percent of the Company’s net sales for the nine-month period ended September 27, 2009 and two major end-use customers accounted for approximately 42 percent of the Company’s net sales for the nine-month period ended September 28, 2008.  Accounts receivable balances attributable to the three major end-use customers represented less than 10 percent of net accounts receivable as of September 27, 2009, and two major end-use customers represented approximately 28 percent of net accounts receivable as of December 31, 2008.

4